Exhibit 5.1
October __, 2011

Board of Trustees
Power REIT
55 Edison Avenue
West Babylon, NY  11704

Ladies and Gentlemen:

We have acted as special counsel to Power REIT, a Maryland real estate investment trust (the “Company”) and Pittsburgh & West Virginia Railroad, a Pennsylvania business trust and sole shareholder of the Company (“PW”), in connection with its registration statement on Form S-4 (Reg. No. 333-[•]), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the issuance of common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) of the Company (the “Shares”), upon consummation of the proposed merger (the “Reincorporation Merger”) of PW with Power REIT PA, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of the Company (“Power REIT PA”).  The Reincorporation Merger is proposed to be effected pursuant to the Agreement and Plan of Reorganization, dated as of even date herewith (the “Merger Agreement”), by and among the Company, PW, and Power REIT PA.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.   In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement of Declaration of Trust, as amended.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on applicable provisions of Pennsylvania law and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, (the “Maryland REIT Law”) and applicable provisions of the Maryland General Corporation Law, as amended (the “MGCL”).  As used herein, the terms “Maryland REIT Law” and “MGCL” include the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that PW and Power REIT have taken all necessary corporate action to authorize the Reincorporation Merger and the execution, delivery and performance of the Merger Agreement, and that following the effectiveness of the Registration Statement, the Shares, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid, and nonassessable.

Except as set forth above, we express no opinion to any party as to the legal consequences, whether United States federal, state, local or foreign, of the Reincorporation Merger, the Merger Agreement or of any transaction related thereto or contemplated by the Registration Statement.  This opinion is being furnished solely in connection with the filing of the Registration Statement, and speaks as of the date hereof.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

This opinion may not be used or relied upon by any other person or for any other purpose and may not be disclosed, quoted, or filed with a governmental agency or otherwise referred to without our prior written consent.  We hereby consent to (i) the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and (ii) the reference to this firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,